#255 - 999 - 8th Street, S.W.
                                               Calgary, Alberta, Canada T2R 1 J5
SICOM                             Phone: (403) 244 - 7300  Fax: (403) 244 - 7211
                                             E-mail: inquiries@ebizsolutions.com
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SiCOM SOLUTIONS INC.                                       www.ebizsolutions.com
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                                                               September 2, 1999





827109 Alberta Ltd.
#205, 999 - 8th Street SW
Calgary, AB  T2R 1J5

Dear Sirs:

With reference of the License Agreement between SiCom Solutions Inc. ("SiCom") and 827109 Alberta Ltd. ("AlbertaCo"), dated June 1, 1999, Section 5(a), Consideration, "a lump-sum fee of $50,000.00 (CAD) payable within sixty (60) days from the effective date of this Agreement," we hereby acknowledge receipt of $20,000.00 (CAD).

Further, we grant a three (3) month extension to AlbertaCo for payment of the balance of funds in the amount of $30,000.00 until November 1, 1999.

Yours truly,

SiCOM SOLUTIONS INC.

/s/ Paul Davis
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Paul Davis
President